[LETTERHEAD]





                                                          November 18, 1998



Planet Hollywood International, Inc.
8669 Commodity Circle
Orlando, Florida 32819


     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Planet Hollywood International, Inc., a Delaware corporation (the "Company"), and have examined the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission on or about November 18, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 10,000,000 shares of the Company's Class A Common Stock, $0.01 par value per share (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said registration and sale of the Shares.

     It is our opinion that, upon completion of the proceedings being taken by us or other counsel for the Company, or contemplated by such parties, as your counsel, to be taken prior to the sales, if any, of the Shares by the selling stockholder, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares, when sold in the manner referred to in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto and any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) and all post-effective amendments thereto.

                                        Very truly yours,

                                        GRAY, HARRIS & ROBINSON, P.A.


                                        By: /s/ Byrd F. Marshall, Jr.
                                            -------------------------
                                              Byrd F. Marshall, Jr.